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                                                                      EXHIBIT 11


UNITED INSURANCE COMPANIES, INC. AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(Dollars and number of shares in thousands, except per share amounts)



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
                                                                                     Three Months Ended
                                                                                         March 31,
                                                                                       1995        1994
                                                                                       ----        ----
COMPUTATION OF EARNINGS PER COMMON
        AND COMMON EQUIVALENT SHARE:
      Average shares outstanding  . . . . . . . . . . . . . . . . . . . . . .         9,383         9,350

      Add:
        Common stock equivalent of stock
           options and warrants   . . . . . . . . . . . . . . . . . . . . . .            44            49
                                                                                 ----------    ----------
                                                                                      9,427         9,399
                                                                                 ==========    ==========

      Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   12,143    $    6,613
                                                                                 ==========    ==========

      Primary net income per share  . . . . . . . . . . . . . . . . . . . . .    $     1.29    $     0.70
                                                                                 ==========    ==========

COMPUTATION OF EARNINGS PER COMMON
        AND COMMON EQUIVALENT SHARE
        ASSUMING FULL DILUTION:

      Average shares outstanding  . . . . . . . . . . . . . . . . . . . . . .         9,383         9,350

      Add:
        Common stock equivalent of stock
           options and warrants   . . . . . . . . . . . . . . . . . . . . . .            49            50
                                                                                 ----------    ----------
                                                                                      9,432         9,400
                                                                                 ==========    ==========

      Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $   12,143    $    6,613
                                                                                 ==========    ==========


      Fully diluted net income per share  . . . . . . . . . . . . . . . . . .    $     1.29    $     0.70
                                                                                 ==========    ==========

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